Calculation of Filing Fee Tables
S-4
Mobility (USA) Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	103,297,112		$ 2,895,418,049.36	0.000087	$ 251,901.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,895,418,049.36		$ 251,901.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 251,901.37
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents an estimate of the maximum number of shares of common stock, par value $0.01 per share, of Mobility (USA) Corporation ("SpinCo common stock") issuable to holders of shares of common stock of Dana Incorporated ("Dana"), other than the Merger Excluded Shares (as defined in the Registration Statement (as defined below)), upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 10, 2026, by and among Eaton Corporation plc, Eaton Corporation, SpinCo, Atlas Mobility Sub, Inc. and Dana (the "Merger Agreement"), as described in the registration statement on Form S-4 of SpinCo with which this exhibit is filed (the "Registration Statement"). The shares of SpinCo common stock to be issued to Eaton shareholders in the Exchange Offer and any Clean-Up Spin-Off (each as described in the Registration Statement) are not being registered hereby and are being registered on a separate registration statement on Forms S-4 and S-1 of SpinCo, which was filed on October 19, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of SpinCo common stock as may be issuable as a result of stock splits, stock dividends or the like. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) and Rule 457(f) under the Securities Act based on $28.03, the average of the high and low prices of the shares of Dana common stock, reflecting that shares of Dana common stock, other than the Merger Excluded Shares, will be converted into the right to receive shares of SpinCo common stock pursuant to the Merger Agreement, as reported on the New York Stock Exchange on October 15, 2026, which amount represents the aggregate value of the shares of Dana common stock, other than the Merger Excluded Shares, to be acquired by SpinCo in connection with the Merger.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
103,297,112	$ 28.03	$ 2,895,418,049.36			$ 2,895,418,049.36

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date